NAME OF REGISTRANT
Franklin Multi-Income Trust
File No. 811-09869


EXHIBIT ITEM No. 77C: Submission of matters to vote of security holders.





                   FRANKLIN MULTI-INCOME TRUST

           MINUTES OF THE ANNUAL SHAREHOLDERS' MEETING

                        September 9, 2003



The  Annual Shareholders' Meeting of Franklin Multi-Income  Trust
(the "Fund") was held on September 9, 2003 at 2:00 p.m. at the offices of the Fund, One Franklin Parkway, San Mateo, California
94403.

Steven Gray presided at the Meeting and acted as Secretary.   Mr.
Gray appointed Joyce L. Sanns to serve as Inspector of Election.

The reading of the "Notice of 2003 Annual Shareholders' Meeting" dated August 7, 2003 was waived. Mr. Gray indicated that the Notice of the Meeting and the accompanying Proxy Statement would be entered into the Minutes of the Meeting.

An alphabetical list of shareholders entitled to vote at the Meeting and the proxies which had been executed by the shareholders were then presented. The Inspector of Election reported that on the record date, July 9, 2003, there were 5,857,600 shares of the Fund issued, outstanding and entitled to vote at the Meeting, and that a majority of such shares were represented in person and by proxy at the Meeting and there was the quorum needed to transact the business of the Meeting.

The Chairman then called for voting on the matter set forth in the Proxy Statement. Ms. Sanns, then reported that the proposal passed and the voting was as follows:





1.   Regarding the proposal to elect nominees for Trustees:

                                            % of
                      Shares      % of    Outstan
      Trustees         For        Voted     ding
                                           Shares
  Robert F.        4,812,813.67  96.08%    82.16%
  Carlson
  50

  Joseph           4,817,240.59  96.17%    82.24%
  Fortunato
  50

  Frank W. T.      4,824,640.59  96.31%    82.37%
  Lahaye
  50


There being no further business to come before the Meeting, upon motion duly made, seconded and carried, the Meeting was adjourned.



Dated:  September 9, 2003
/s/Steven Gray_________
      Steven Gray

Acting Secretary